UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2008 (November 26, 2008)

YARRAMAN WINERY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28865	88-0373061
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

700 Yarraman Road, Wybong Upper Hunter Valley New South Wales, Australia 2333
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:	(61) 2 6547-8118

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On November 26, 2008, Yarraman Winery, Inc., a Nevada corporation (the “Registrant” or “Yarraman”), made an offer (the “Offer”) to the shareholders of Asia Distribution Solutions Limited, a Cayman Islands company (“ADSL”) whose shares are traded on the London Stock Exchange’s Alternative Investment Market (the “AIM”), pursuant to which the Registrant offered to acquire each outstanding ADSL share in exchange for the issuance of 1.908 of the Registrant’s shares of common stock for each of the 31,969,358 outstanding ADSL shares. Upon the acceptance of all of the ADSL shareholders of the Offer, the Registrant will issue 51,797,535 shares of its common stock and 920,000 shares of its Series A Preferred Stock (“Preferred Stock”) (pursuant to which each share of Preferred Stock is convertible into 10 shares of the Registrant’s common stock). The Preferred Stock is being issued solely because the Registrant does not currently have enough authorized shares of common stock available for issuance and the ADSL directors have agreed to accept such Preferred Stock in exchange for a portion of their ADSL shares. Each share of Preferred Stock has the same rights (including in respect of voting and all dividends made, paid or declared from the time they are  issued and allotted) as ten shares of the Registrant’s common stock. When the authorized shares of the Registrant are properly increased, each share of Preferred Stock will automatically convert into ten shares of the Registrant’s common stock, thereby placing all of the ADSL shareholders in the equal position of having received 1.908  of the Registrant’s shares of common stock for every ADSL share held irrespective of whether they initially receive common stock or Preferred Stock. If all of the ADSL shareholders accept the Offer, then after giving effect to the issuance of the Registrant’s common stock and the Preferred Stock, as well as the conversion of the Preferred Stock into 9,200,000 shares of common stock, the ADSL shareholders will own approximately 62.5% of the issued and outstanding shares of the Registrant’s common stock.

Upon the Offer and exchange of ADSL shares for Yarraman shares being completed, it is intended, that the executive directors of ADSL, being Michael Kingshott CVO (to become Chairman of Yarraman) and Steve Wong (to become President and CEO of Yarraman), along with Geoff White (to become Vice Chairman of Yarraman), Aileen Pringle, June Boo Hai Gek and Stephen Kulmar (each to become Non-Executive Directors of Yarraman) will be appointed to the board of directors of Yarraman. The existing members of Yarraman’s board of directors will resign and Alan Leung and Andrew Tan will resign as directors of ADSL and the ADSL subsidiaries without compensation.

In addition to the shares issuable to the ADSL shareholders upon their acceptance of the Offer, the Registrant has agreed to issue (i) an aggregate of 100,000 shares of Preferred Stock (convertible into 1,000,000 shares of common stock) to certain option holders of ADSL in consideration of the cancellation of all options held by such persons, (ii) an aggregate of 45,000 shares of Preferred Stock (convertible into 450,000 shares of common stock) to Evolution Securities China Limited, (iii) 25,000 shares of Preferred Stock to ADSL’s Chairman (convertible into 250,000 shares of common stock) and 20,500 shares of Preferred Stock issuable to Andrew Tan (operations Director of ADSL) (convertible into 205,000 shares of common stock) in satisfaction of unpaid salary, and (iv) a five-year warrant to a financial advisor of ADSL for the purchase of 656,689 shares of common stock at an exercise price of U.S. $0.42 per share, in consideration of the cancellation of an option that such advisor has to purchase 613,520 ordinary shares of ADSL at an exercise price of 25.7p per share.

The Offer is subject to the acceptance of at least one share more than 50.0% of the outstanding ADSL shares. The ADSL director shareholders, have given irrevocable undertakings to accept or procure acceptance of the Offer in respect of their entire beneficial holdings of ADSL shares amounting, in total, to 8,814,522 ADSL shares, representing approximately 27.57% of the existing issued share capital of ADSL.

Additionally, Yarraman has reached agreement to acquire the Jugiong Vineyard in New South Wales, Australia, comprising 450 acres of vineyard and a grape supply contract with a major Australian winery which has 4 years remaining, from certain of the shareholders of Delta Dawn (who are also shareholders in Yarraman). The consideration for the acquisition of the Jugiong Vineyard amounts to US$6 million to be satisfied by way of a two-year redeemable convertible note to be issued by Yarraman, bearing interest at 6 per cent per annum and the assumption of US$5 million of outstanding debt against the property. The acquisition of these assets by Yarraman is conditioned on the offer to the ADSL shareholders being declared unconditional in all respects.The Offer is exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Act”), pursuant to Regulation S of the Act, inasmuch as the offer and sale of the securities issuable pursuant to the Offer are outside the United States.

The foregoing description of the Offer does not purport to be complete and is qualified in its entirety by reference to the full text of the Offering Circular dated November 26, 2008, which is incorporated by reference into this report as Exhibit 10.1.

Item 2.02 Results of Operations and Financial Condition

As the Offer is subject to the acceptance of the shareholders of ADSL, the Registrant has delivered an offering circular dated November 26, 2008 (the “Offering Circular”) to the ADSL shareholders, which contains, among other information about the Registrant, unaudited financial statements of the Registrant for the fiscal year ended June 30, 2008 (the “Unaudited Financials”). The Unaudited Financials are attached as Exhibit 99.1 to this report. The Unaudited Financials have not been reviewed by the Registrant’s auditor and are subject to accounting uncertainties and changes that could cause the Registrant’s audited results or performance for the fiscal year ended June 30, 2008 to differ materially from that which is presented in the Unaudited Financials. Investors in the Registrant’s securities are cautioned not to rely on the Unaudited Financials. The Unaudited Financials reflect management’s best estimate as of the date of this report of the Registrant’s financial results for the fiscal year ended June 30, 2008. The Registrant assumes no obligation to update the Unaudited Financials prior to the Registrant’s filing of its Annual Report on Form 10-K for that fiscal year, except as otherwise required by this Item 2.02 of Form 8-K. The Registrant can provide no assurance as to when such Annual Report will be filed.

Certain unaudited financial statements included in the Offering Circular, particularly the Consolidated Financial Information as of June 30, 2008 contained in Appendix 2, contains Non-GAAP Financial Measures for the period ended June 30, 2008, for which the Registrant has presented supplemental financial disclosure for these measures, including an associated reconciliation attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

Exhibits filed as part of this report are as follows:

Exhibit	Description

10.1	Offering Circular dated November 26, 2008
99.1	Unaudited Financial Statements of the Registrant as of the fiscal year ended June 30, 2008
99.2	Unaudited Proforma Financial Statements of the Registrant as of the fiscal year ended June 30, 2008 which include certain Non-GAAP Financial Measures

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2008
YARRAMAN WINERY, INC.

	By:	/s/ Ian Long
Ian Long
Chief Executive Officer